Exhibit 10.11

STANDARD FORM COMMERCIAL LEASE

1. PARTIES

MAPLEWOOD CUTTER, LLC, a Massachusetts limited liability company with a principal place of business at 105 Maplewood Avenue, Gloucester, Massachusetts, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to

CAZEAULT SOLAR & HOME, LLC, a Massachusetts limited liability company with a principal place of business at 92 Grove Street, Gloucester, Massachusetts, LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2. PREMISES

103 Maplewood Avenue, Gloucester, Massachusetts, containing approximately 1,200 square feet (being the brick building abutting Maplewood Avenue), together with the right to use in common, with others entitled thereto, the stairways, parking area in the rear of the Strong Group building and other outdoor common area, excluding parking as presently assigned to Salem Plumbing and consisting of several specifically marked spaces.

3. TERM	The term of this lease shall be for One (1) Year commencing on March 15, 2018 and ending on March 14, 2019, subject to LESSEE’s option to extend, as set forth below.

4. RENT & OPTIONS

The LESSEE shall pay to the LESSOR rent at the rate of $14,400 per year for the first year of the lease, payable in advance in monthly installments of $1,200.00 due and payable on the 15th of each month.

LESSEE shall have one one-year option to extend this lease, which option may be exercised by LESSEE giving LESSOR written notice of such exercise not less than six months prior to the expiration of the existing term.

5. RENT ADJUSTMENTS

In the event that the LESSEE opts to extend this lease for a second one-year term commencing on March 15, 2019 and ending on March 14, 2020, the LESSEE shall pay the LESSOR rent at a rate of $15,120, payable in advance in monthly installments of $1,260.00 due and payable on the 15th of each month.

6. SECURITY DEPOSIT	Intentionally deleted.

7. UTILITIES

The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the leased premises exclusively.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8. USE OF LEASED PREMISES	The LESSEE shall use the leased premises only for the purpose of offices for a solar panel company and such other uses as may be ancillary thereto.

9. COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10. FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’s use of the premises.

11. MAINTENANCE

LESSEE shall replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded,

A.LESSEE’S OBLIGATIONS

damaged, stripped, or defaced, nor suffer any waste. LESSEE shall be shall not store trash or refuse in a manner so as to attract rodents or other pests. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises. Except for the bathroom, LESSEE shall otherwise be responsible for the cleanliness of the Premises. LESSEE shall maintain the temperature in the Premises at all times at a level so as to avoid the freezing of any pipes.

B.LESSOR’S OBLIGATIONS

The LESSOR shall be responsible for general maintenance of the utility apparatus serving the premises (including but not limited to floors, walls, ceilings, electric, plumbing and HVAC system), except for repairs or maintenance caused by LESSES’s misuse of such apparatus. The LESSOR agrees to maintain the structure of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall provide a dumpster for use by LESSEE for trash disposal purposes and the emptying of such dumpster shall be LESSOR’s responsibility. The removal of snow and ice from the parking areas, driveways and walkways and sidewalks bordering upon and serving the leased premises shall be LESSOR’s responsibility. Such snow and ice removal shall include shoveling and sanding, as necessary. LESSOR shall also be responsible for removal of snow and ice from the roof and eaves of the building containing the Premises as necessary to ensure that the accumulation of snow and ice does not compromise the structural integrity of such building. LESSOR shall be responsible for cleaning and stocking the common bathroom serving the Premises.

12.ALTERATIONS - ADDITIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make nonstructural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.ASSIGNMENT - SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’s prior written consent, which shall not be unreasonably withheld. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14.SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.LESSOR’S ACCESS

The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable notice and for sufficient cause, enter the leased premises to inspect the same for the purposes of (1) ensuring compliance with this terms of this lease, (2) removing placards and signs not approved and affixed as herein provided, (3) making repairs and alterations as LESSOR should elect to do or as the LESSOR may be obligated to do under the terms of this lease and (4) showing the leased premises to others; at any time within six (6) months before the expiration of the term or any option period, as the case may be. The LESSOR may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance of molestation.

16.INDEMNIFICATION AND LIABILITY

The LESSEE shall save the LESSOR harmless from all loss and damage to LESSEE and/or Sublessee occasioned by (1) the use or escape of water or by the bursting of pipes to the extent that such escape/bursting was caused by a failure of LESSEE to maintain the heat at a sufficient temperature so as to avoid pipe freezing or (2) any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR.

17.LESSEE’S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $500,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18.FIRE, CASUALTY - EMINENT DOMAIN

Should a substantial portion of the leased premises or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b)

In the case where such notice is given, the LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’s fixtures, property, or equipment.

19.DEFAULT AND BANKRUPTCY	In the event that:

(a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b)

The LESSEE shall default in the observance or performance of any other of the LESSEE’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’s property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments, which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of Fifteen (15) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

18.NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the Lessee to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 105 Maplewood Avenue, Gloucester, MA 01930.

19.SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.BROKERAGE

The parties each certify neither engaged or used any broker In relation to this matter and each shall Indemnify and hold the other harmless from any claim from any other broker for any amounts allegedly due such broker in connection with this lease.

23.OTHER PROVISIONS	This lease is conditioned upon the LESSEE providing the unlimited personal guarantees of Russell S. Cazeault and Timothy J. Sanborn on a form prescribed by LESSOR.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 25th Day of February, 2018

LESSEE		LESSOR
Cazeault Solar & Home, LLC		Maplewood Cutter, LLC

By	/s/Russell Cazeault	By	/s/Brian Cutter
	Russell S. Cazeault, Manager		Brian D. Cutter, Manager

By	/s/Timothy Sanborn	By	/s/Richard Cutter
	Timothy J. Sanborn, Manager		Richard A. Cutter, Manager

RUSSELL S. CAZEAULT ("Guarantor"), whose address is 2071 Main Street, Brewster, Massachusetts, as a material inducement to, and In consideration of MAPLEWOOD CUTTER, LLC ("Landlord") entering into a written lease ("the lease") with CAZEAULT SOLAR & HOME, LLC ("Tenant"), dated the same date as this guaranty, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the commercial space at 103 MAPLEWOOD AVENUE, GLOUCESTER, Massachusetts and such other appurtenances and common areas as set forth in said lease, unconditionally guarantees and promises to and for the benefit of Landlord that Tenant shall perform the provisions of the lease that Tenant Is to perform. Guarantor agrees that he/she/they shall be primarily bound, and jointly and severally liable with Tenant under the lease Agreement as though it/they were Tenant(s) therein. Guarantor hereby covenants and agrees that If Tenant(s) shall at any time default on any term of the Lease Agreement, Guarantor shall pay any sum and provide any defense required under the Lease Agreement to Landlord (or Agent of Landlord), and shall fully satisfy all of the conditions and covenants of the Lease Agreement, and will pay all damages that may arise out of, relate to, and occur by reason of nonperformance and/or breach of any of said covenants. Guarantor agrees that Landlord (or Agent of Landlord) may proceed against Guarantor directly and independently from Tenant. A separate action may be brought or prosecuted against the Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined In the action. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this guaranty.

The provisions of the lease may be changed by agreement between landlord and Tenant at any time, or by course of conduct, without the consent of or without notice to Guarantor and this guaranty shall guarantee the performance of the lease as changed. Assignment of the lease (as permitted by the lease) shall not affect this guaranty. This guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights. if the lease terminates and Landlord has any rights, It can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them. Guarantor waives the right to require Landlord (1) proceed again Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord's power.

Signed as a sealed instrument this 15th day of February, 2018

/s/Russell Cazeault
Russell S. Cazeault
, Witness

PERSONAL GUARANTEE OF TIMOTHY J. SANBORN

TIMOTHY J. SANBORN ("Guarantor"), whose address is 20 Gee Avenue, Gloucester, Massachusetts, as a material inducement to, and in consideration of MAPLEWOOD CUTTER, LLC ("Landlord") entering into a written lease ("the lease") with CAZEAULT SOLAR & HOME, LLC ("Tenant"), dated the same date as this guaranty, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the commercial space at 103 MAPLEWOOD AVENUE, GLOUCESTER, Massachusetts and such other appurtenances and common areas as set forth in said lease, unconditionally guarantees and promises to and for the benefit of Landlord that Tenant shall perform the provisions of the lease that Tenant is to perform. Guarantor agrees that he/she/they shall be primarily bound, and jointly and severally liable with Tenant under the Lease Agreement as though it/they were Tenant(s) therein. Guarantor hereby covenants and agrees that if Tenant(s) shall at any time default on any term of the Lease Agreement, Guarantor shall pay any sum and provide any defense required under the Lease Agreement to Landlord (or Agent of Landlord), and shall fully satisfy ail of the conditions and covenants of the Lease Agreement, and will pay all damages that may arise out of, relate to, and occur by reason of nonperformance and/or breach of any of said covenants. Guarantor agrees that Landlord (or Agent of Landlord) may proceed against Guarantor directly and independently from Tenant. A separate action may be brought or prosecuted against the Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this guaranty.

The provisions of the lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of or without notice to Guarantor and this guaranty shall guarantee the performance of the lease as changed. Assignment of the lease (as permitted by the lease) shall not affect this guaranty. This guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights. If the lease terminates and Landlord has any rights, it can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them. Guarantor waives the right to require Landlord (1) proceed again Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord's power.

Signed as a sealed instrument this 25th day of February, 2018

/s/Timothy Sanborn
Timothy J. Sanborn
, Witness